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                        GEONET SYSTEM SECURITY AGREEMENT

                          Dated as of December 1, 1997

                                      among

                         GEOTEK COMMUNICATIONS, INC. and

                                GEOTEK USA, INC.

                                       and

                       IBJ SCHRODER BANK & TRUST COMPANY,

                               as Collateral Agent


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                                TABLE OF CONTENTS

                                                                                                                  Page
ARTICLE 1.         DEFINITIONS..................................................................................    2
     1.1           Defined Terms................................................................................    2
     1.2           UCC Definitions..............................................................................    9

ARTICLE 2.         SECURITY INTERESTS...........................................................................   10
     2.1           Grant of Security Interests..................................................................   10
     2.2           Continuing Liability of the Company..........................................................   11
     2.3           Sales and Collections........................................................................   12
     2.4           Release of Collateral........................................................................   12
     2.5           Certain Assurances Regarding Subsidiaries and Collateral.....................................   14
     2.6           Consents Regarding Licenses and Leases.......................................................   15

ARTICLE 3.         REPRESENTATIONS AND WARRANTIES...............................................................   16
     3.1           Validity of Security Agreement; Consents.....................................................   16
     3.2           Title to Collateral..........................................................................   17
     3.3           Validity, Perfection and Priority of Security Interests......................................   18
     3.4           Enforceability of Intangibles................................................................   19
     3.5           Place of Business; Location of Collateral....................................................   20
     3.6           Trade Names..................................................................................   20
     3.7           Patents and Trademarks.......................................................................   21

ARTICLE 4.         COVENANTS....................................................................................   21
     4.1           Perfection of Security Interests.............................................................   21
     4.2           Further Actions..............................................................................   21
     4.3           Change of Name, Identity or Structure........................................................   24

     4.4           Place of Business and Collateral.............................................................   25
     4.5           Fixtures.....................................................................................   25
     4.6           Maintenance of Records.......................................................................   26
     4.7           Compliance with Laws, etc....................................................................   27
     4.8           Payment of Taxes, etc........................................................................   27
     4.9           Compliance with Terms of Accounts, Contracts and Licenses....................................   28
     4.10          Limitation on Liens on Collateral............................................................   28
     4.11          Limitations on Modifications of Intangibles; No Waivers or Extensions........................   28
     4.12          Maintenance of Insurance.....................................................................   29
     4.13          Limitations on Dispositions of Collateral....................................................   30
     4.14          Further Identification of Collateral.........................................................   30
     4.15          Notices......................................................................................   30
     4.16          Right of Inspection..........................................................................   31
     4.17          Maintenance of Equipment.....................................................................   31
     4.18          Covenants Regarding Patent and Trademark Collateral..........................................   32
     4.19          Reimbursement Obligation.....................................................................   34

ARTICLE 5.         REMEDIES; RIGHTS UPON DEFAULT................................................................   35
     5.1           UCC Rights...................................................................................   35
     5.2           Payments on Collateral.......................................................................   36
     5.3           Possession of Collateral.....................................................................   37
     5.4           Sale of Collateral...........................................................................   37
     5.5           Rights of Purchasers.........................................................................   39
     5.6           Intellectual Property........................................................................   40
     5.7           Additional Rights of the Collateral Agent....................................................   41
     5.8           Remedies Not Exclusive.......................................................................   42
     5.9           Waiver and Estoppel..........................................................................   43
     5.10          Power of Attorney............................................................................   44
     5.11          Application of Proceeds......................................................................   47

ARTICLE 6.         MISCELLANEOUS................................................................................   47
     6.1           Notices......................................................................................   47
     6.2           No Waivers...................................................................................   48
     6.3           Compensation and Expenses of the Collateral Agent............................................   48
     6.4           Indemnification..............................................................................   49
     6.5           Amendments, Supplements and Waivers..........................................................   50
     6.6           Successors and Assigns.......................................................................   50
     6.7           Limitation of Law; Severability..............................................................   51
     6.8           Governing Law................................................................................   52
     6.9           Counterparts; Effectiveness..................................................................   52
     6.10          Termination; Survival........................................................................   52
     6.11          Entire Agreement.............................................................................   52
     6.12          Controlling Terms............................................................................   53

                                      ii

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                        GEONET SYSTEM SECURITY AGREEMENT

         This GEONET SYSTEM SECURITY AGREEMENT dated as of December 1, 1997, by and between GEOTEK COMMUNICATIONS, INC., a Delaware corporation ("Geotek"), GEOTEK USA, INC., a Delaware corporation ("Geotek USA"), and GEOTEK AMERICA, INC., a Delaware corporation ("Geotek America"), together with any other Subsidiaries of Geotek listed on the attached Schedule 1, as such Schedule may be amended from time to time (jointly and severally, individually and collectively, the "Company"), and IBJ SCHRODER BANK AND TRUST COMPANY, a New York banking corporation, and its successors or nominees, as collateral agent (the "Collateral Agent").

                            W I T N E S S E T H :

         WHEREAS, Geotek and the Collateral Agent are parties to a First Amendment dated as of December 1, 1997 (hereinafter, the "First Amendment") to the Indenture dated as of June 30, 1995, as supplemented, between Geotek Communications, Inc. and IBJ Schroder Bank & Trust Company, as Trustee (such Indenture, as amended by the First Amendment, and as it may hereafter be amended, replaced, extended or otherwise modified from time to time hereinafter, the "Indenture"); and

         WHEREAS, in consideration of the benefits to be realized by the Company under the First Amendment, the Company has agreed to enter into this Security Agreement to grant to the Collateral Agent, for the benefit of the holders of the Securities, a security interest in the Collateral referred to herein; and

         WHEREAS, it is a condition precedent to the effectiveness of the First Amendment that the Company shall have granted to the Collateral Agent a perfected first priority security interest in the Collateral covered by this Security Agreement.

         NOW, THEREFORE, for good and valuable consideration received by the Company, the receipt and sufficiency of which is hereby acknowledged, and in order to induce the Collateral Agent to enter into the First Amendment, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1.            DEFINITIONS

        1.1          Defined Terms.

         Capitalized terms used in this Security Agreement without definition have the meanings ascribed to them in the Indenture, and the following terms shall have the following meanings:

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         "Collateral" has the meaning specified in Section 2.1 hereof.

         "Equipment" means all equipment now owned or hereafter acquired by the Company, or any of them, or any Subsidiary, wherever located, including all items of machinery, equipment, furnishings and fixtures of every kind (exclusive of furniture and fixtures at the Company's corporate headquarters), whether affixed to real property or not, and all handling and delivery equipment, computers, computer upgrades and other data-processing equipment and all other office equipment, including without limitation, to the extent it does not constitute inventory, all software, telephone systems, shelters and antennae, test equipment, tooling and machinery, demo equipment, FHMA equipment, FHMA Common, FHMA Sector, UPS, PBX, IMACS & Router, DSX, Echo Canceler, Port Manager, Protek, TSS & TVSS, generators, DACF and any and all additions to, substitutions for, replacements of or accessions to any of the foregoing, together with all attachments, components, parts (including spare parts) and accessories whether installed thereon or affixed thereto. In addition, each item of Equipment shall be deemed to include such rights and licenses as (i) are reasonably required to use such item of Equipment in the manner and for the purposes intended by the manufacturer thereof, and (ii) the manufacturer of the foregoing, by agreement or operation of law, may have granted to the Company, or any of them, or any Subsidiary.

         "FCC Licenses" means Licenses (as that term is defined in the Indenture).

         "Intangibles" means all contract rights and general intangibles now owned or hereafter acquired by the Company, or any of them, or any Subsidiary, including, without limitation, all customer lists, permits, Trademarks, Patents, Licenses, copyrights and other rights in intellectual property (including without limitation, rights in technology and computer software), other than accounts receivables; provided, however, that an Intangible shall only constitute Collateral if it is used by the Company primarily in connection with the Northeast Licensed Area or is listed on the attached Schedule 2, as such Schedule may be amended from time to time. If an Intangible used in connection with the Northeast Licensed Area does not constitute Collateral, such Intangible shall be subject to the Company's obligations under Section 5.6 hereof.

         "Leases" means all contracts and agreements, whether now existing or hereafter entered into, pursuant to which the Company, or any of them, or any Subsidiary, leases or otherwise occupies or uses property (whether realty or personalty) as lessee, together with all rights and interests of the lessee thereunder.

         "License" means, with respect to any patent, any agreement granting any right to practice any invention covered by any patent and, with respect to any trademark, any agreement granting any right to use any trademark, and any other license of intellectual property (including, without limitation, licenses of technology and computer software); provided, however, that a License shall only constitute Collateral if (i) such License is used by the Company primarily in connection with the Northeast Licensed Area or is listed on the attached
Schedule 2, as such Schedule may be amended from time to time, and (ii) the applicable license agreement does not preclude the Company, or any of them, from assigning its rights in such License to the Collateral Agent and its assigns, or the licensor under such License consents to such assignment. If a License used in connection with the Northeast Licensed Area does not constitute Collateral, such License shall be subject to the Company's obligations under Section 5.6 hereof.


         "Obligations" means (a) all amounts now or hereafter payable by the Company, or any of them, or any Subsidiary, to the Securityholders in respect of the Securities and pursuant to the Indenture, (b) all other obligations or liabilities now or hereafter payable by the Company, or any of them, or any Subsidiary, pursuant to the Indenture, (c) all obligations and liabilities now or hereafter payable by the Company, or any of them, or any Subsidiary, under, arising out of or in connection with this Security Agreement, the Indenture, the U.S. Pledge Agreement, the Custody Account Pledge Agreement or any other document, and (d) all other indebtedness, obligations and liabilities of the Company, or any of them, or any Subsidiary, to the Securityholders or to the Collateral Agent for the benefit of the Securityholders arising under the Indenture, now existing or hereafter arising or incurred, whether or not evidenced by notes or other instruments, and whether such indebtedness, obligations and liabilities are direct or indirect, fixed or contingent, liquidated or unliquidated, due or to become due, secured or unsecured, joint, several or joint and several. Notwithstanding the foregoing, Obligations shall not include any indebtedness, debts, obligations, agreements, liabilities, covenants and performance of Geotek under, arising out of or in connection with
(i) the Warrant Agreement dated as of June 30, 1995 by and between Geotek and IBJ Schroder Bank & Trust Company, as warrant agent, or the Warrants issued pursuant thereto, (ii) the Registration Rights Agreement, or (ii) the Warrant Share Registration Rights Agreement dated as of June 30, 1995 by and between Geotek and the Initial Purchaser.

         "Patent" means any and all letters patent of the United States or any other country, and all applications for letters patent pending in the United States or any other country, and all reissues, continuations, continuations-in-part or extensions thereof, which the Company, or any of them, or any Subsidiary, may now or hereafter own; provided, however, that a Patent shall only constitute Collateral if it is used by the Company primarily in connection with the Northeast Licensed Area or is listed on the attached Schedule 2, as such Schedule may be amended from time to time. If a Patent used in connection with the Northeast Licensed Area does not constitute Collateral, such Patent shall be subject to the Company's obligations under Section 5.6 hereof.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "PowerSpectrum Subsidiaries" means PowerSpectrum of Boston, Inc., PowerSpectrum of New York, Inc., PowerSpectrum of Philadelphia, Inc. and PowerSpectrum of Washington, Inc., each of which is a Delaware corporation and a wholly-owned Subsidiary of Geotek USA.

         "Proceeds" means all proceeds, including (a) whatever is received upon any collection, exchange, sale or other disposition of any of the Collateral and any property into which any of the Collateral is converted, whether cash or noncash, (b) any and all payments or other property (in any form whatsoever) made or due and payable on account of any insurance, indemnity, warranty or guaranty payable to the Company, or any of them, or any Subsidiary, with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person, corporation, agency, authority or other entity acting under color of any governmental authority), (d) any claim of the Company, or any of them, or any Subsidiary, against third parties for past, present or future infringement of any Patent constituting a Qualifying Asset or for past, present or future infringement or dilution of any Trademark constituting a Qualifying Asset or for injury to the goodwill associated with any such Trademark or for the breach of any License and
(e) any and all other amounts from time to time paid or payable in consideration for any of the Collateral.

         "Qualifying Asset" means any asset (including without limitation all property interests and other rights) whatsoever of the Company, or any of them, or any Subsidiary, whether now existing or hereafter acquired, which either (i) constitutes part of or is used in connection with or otherwise relates to the Northeast Licensed Area or any FCC License related thereto, or (ii) is acquired (either by purchase or lease) or paid for by the Company, or any of them, or any Subsidiary, pursuant to Geotek's obligations to acquire or pay for Replacement Collateral under

Section 4.20 or 10.08 of the Indenture, including without limitation any asset listed on the attached Schedule 2 as such Schedule may be amended from time to time in accordance with the terms of this Security Agreement, the Indenture, the U.S. Pledge Agreement or any other document, or by mutual agreement of the parties.

         "Real Estate" means all real property and all buildings, plants, furnishing or fixtures or other improvements to or construction on real property now owned or hereafter acquired by the Company, or any of them, or any Subsidiary, and all leasehold interests now owned or hereafter acquired by the Company, or any of them, or any Subsidiary, in real property, including without limitation, shelters and antennae, DACF and generators.

         "Security Agreement" means this GEONET System Security Agreement, as the same may from time to time be amended, modified or supplemented and shall refer to this Security Agreement as in effect on the date such reference becomes operative.

         "Trademark" means all right, title or interest which the Company, or any of them, or any Subsidiary, may now or hereafter have in any or all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registration and recordings thereof and all applications in connection therewith, including without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or political subdivision thereof and all reissues, extensions or renewals thereof; provided, however, that a Trademark shall only constitute Collateral if it is used by the Company primarily in connection with the Northeast Licensed Area or is listed on the attached
Schedule 2, as such Schedule may be amended from time to time. If a Trademark used in connection with the Northeast Licensed Area does not constitute Collateral, such Trademark shall be subject to the Company's obligations under
Section 5.6 hereof.

         "UCC" means at any time the Uniform Commercial Code as the same may from time to time be in effect in the State of New York, provided that, if, by reason of mandatory provisions of law, the validity or perfection of any security interest granted herein is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York then, as to the validity or perfection of such security interest, "UCC" shall mean the Uniform Commercial Code in effect in such other jurisdiction.

         1.2          UCC Definitions.

         The uncapitalized terms "account," "account debtor," "chattel paper," "contract right," "document," "warehouse receipt," "bill of lading," "document of title," "instrument," "inventory," "equipment," "general intangible," "fixture," "money," "proceeds" and "purchase money security interest" as used in
Section 1.1 or elsewhere in this Security Agreement have the meanings of such terms as defined in the UCC.

ARTICLE 2.            SECURITY INTERESTS

         2.1          Grant of Security Interests.

         To secure the full and punctual payment of all Obligations, and in order to induce the Collateral Agent to enter into the First Amendment and any other related amendments and agreements, the Company hereby collaterally assigns to the Collateral Agent for the benefit of the Securityholders, and grants to the Collateral Agent a security interest in, all right, title and interest of the Company, or any of them, or any Subsidiary, in, to and under the following assets, whether now existing or hereafter acquired, to the extent and only to the extent any such asset is a Qualifying Asset (all of which are herein collectively referred to as the "Collateral"):

                      (a)     all Intangibles;

                      (b)     all Equipment;

                      (c)     all Leases;


                      (d) to the extent not included in the foregoing, all books, ledgers and records and all computer programs, tapes, discs, punch cards, data processing software, transaction files, master files and related property and rights (including computer and peripheral equipment) necessary or helpful in enforcing, identifying or establishing any item of Collateral (subject to Section 5.3 hereof); and

                      (e) to the extent not otherwise included, all Proceeds and products of any or all of the foregoing, whether existing on the date hereof or arising hereafter.

         2.2          Continuing Liability of the Company.

         Anything herein to the contrary notwithstanding, the Company shall remain liable to observe and perform all the terms and conditions to be observed and performed by it under any contract, lease, agreement, warranty or other obligation with respect to the Collateral, and shall do nothing to impair the security interests herein granted. The Collateral Agent shall not have any obligation or liability under any such contract, agreement, warranty or obligation by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent of any payment relating to any Collateral, nor shall the Collateral Agent be required to perform or fulfill any of the obligations of the Company with respect to the Collateral, to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of the performance of any party's obligations with respect to any Collateral. Furthermore, the Collateral Agent shall not be required to file any claim or demand to collect any amount due or to enforce the performance of any party's obligations with respect to, the Collateral.

         2.3          Sales and Collections.

                      Except as expressly provided in the Indenture, the Company will not, and will not permit any of its or their Subsidiaries to, directly or indirectly sell, convey, transfer, lease or otherwise dispose of any Collateral.

         2.4          Release of Collateral.

         Upon the final indefeasible payment in full in cash and performance of the Obligations, this Agreement and the covenants contained herein shall terminate (except for Sections 4.19, 6.3 and 6.4 hereof) and the Collateral shall be released by the Collateral Agent to the Company and the Collateral Agent shall have no further security interest in the Collateral. In addition, this Agreement shall terminate (except for the Sections 4.19, 6.3 and 6.4 hereof) and the Collateral shall be released upon the prior written consent of the holders of at least 66 2/3% of the aggregate principal amount of the Securities then outstanding (the "Requisite Vote") pursuant to a request (a "Collateral Release Request") made by the Company to the holders. In the event that the Company does not receive the Requisite Vote pursuant to any such Collateral Release Request, the Company may, at its option, within five business days after the latest date on which such consents are required to be delivered to the Company pursuant to the terms of the Collateral Release Request, make an offer to purchase (a "Collateral Release Repurchase Offer") all of the outstanding Securities at a purchase price of 101.5% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the date of repurchase. Upon the consummation of such Collateral Release Repurchase Offer, this Agreement automatically shall terminate and the Collateral shall be released. If the Company shall at any time make a Collateral Release Request, the Company shall pay to the voting holders an amount in cash equal to .50% of the Accreted Value on such date as provided in the Indenture. Any Collateral Release Request shall be made as provided in the Indenture. Upon such termination, the Collateral Agent shall promptly reassign and redeliver (or cause to be reassigned and redelivered) to the Company, or to such person or persons as the Company shall designate or to whomever may be lawfully entitled to receive such surplus, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Collateral Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse upon or warranty by the Collateral Agent (other than a warranty that the Collateral Agent has not assigned or delivered the Collateral so reassigned and redelivered its rights and interests hereunder to any other person) and at the expense of the Company. Upon final indefeasible payment in full in cash and performance of the Obligations, the Collateral Agent will (as soon as reasonably practicable after receipt of notice from the Company requesting the same but at the expense of the Company) send the Company, for each jurisdiction in which a UCC financing statement is on file to perfect the security interests granted to the Collateral Agent hereunder, a termination statement.

         2.5          Certain Assurances Regarding Subsidiaries and Collateral.

         In the event that it is at any time or from time to time determined that any Subsidiary has any right, title or interest in any asset which, if owned by Company, or any of them, would be Collateral hereunder, or if the Company, or any of them, acquires any right, title or interest in any asset which constitutes Collateral but which is not adequately described or included in this Security Agreement or any applicable financing statement in the necessary manner to grant to the Collateral Agent a valid first priority perfected security interest in such asset, then, without notice or demand from the Collateral Agent, the Company shall immediately furnish written notice of such fact to the Collateral Agent and the Company shall immediately take all necessary and appropriate action, and Company shall cause any and all such Subsidiaries to immediately take all necessary and appropriate actions (including without limitation, execution of or joinder to this Security Agreement), (i) to grant to the Collateral Agent for the benefit of the Securityholders a first priority perfected lien in such assets in accordance with the provisions of this Security Agreement, and (ii) to bind any and all such Subsidiaries to all of the provisions of this Security Agreement without exception.

         2.6          Consents Regarding Licenses and Leases.

                      To the extent that Company's right to assign to the Collateral Agent, and to grant it a security interest in, any Licenses or Leases is conditioned upon any third party's consent, Company shall use its commercially reasonable efforts to expeditiously procure such consent; provided, however, that, unless an Event of Default shall have occurred and be continuing, the Company shall have no obligation to comply with this
Section 2.6 with respect to (i) any Leases existing as of December 15, 1997, and
(ii) any agreements between the Company and its Subsidiaries and Raphael Armaments Development Agency.

ARTICLE 3.            REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants that:

         3.1          Validity of Security Agreement; Consents.

                      (a) The execution, delivery and performance of this Security Agreement by the Company and the creation of the security interests provided for herein (i) are within Company's (and each of their) corporate power, (ii) have been duly authorized by all necessary corporate action, including the consent of shareholders where required, on behalf of the Company, and each of them, and (iii) are not in contravention of any provision of the Company's (or any of their) articles of incorporation or bylaws.

                      (b) The execution, delivery and performance of this Security Agreement by the Company, the creation of the security interests provided for herein, and the exercise and enforcement by the Collateral Agent (including its successors and assigns) of its rights and remedies hereunder upon the occurrence of an Event of Default, including without limitation the possession, use and operation of the Collateral by the Collateral Agent and the sale of the Collateral in whole or in part by the Collateral Agent to a third party, (i) do not and would not violate any law or regulation or any order or decree of any court or governmental instrumentality currently applicable to the Company, or any of them, except to the extent that FCC Licenses may be needed to use and operate the Collateral, (ii) do not and would not conflict with or result in a breach of, or constitute a default under, any indenture, mortgage, deed of trust, license agreement, lease, or other agreement or instrument to which the Company, or any of them, is a party or by which it or any of its properties is bound, except for any such conflicts, breaches or defaults which would not in the aggregate have a material adverse effect on the business, assets, operations or financial condition of the Company or the value of the Collateral or the ability of the Collateral Agent or any purchaser of the Collateral to own, operate, use, sell or otherwise transfer the Collateral,
(iii) do not and would not result in the creation or imposition of any Lien upon any property of the Company, or any of them, other than in favor of the Collateral Agent, and (iv) do not and would not require the consent or approval of any governmental authority or other person other than those that have been obtained, except that (A) the transfer of the FCC Licenses needed to operate such GEONET systems would require the approval of the FCC and (B) the assignment of Leases of Real Estate may require the consent of the lessors, and except for any such consents or approvals which, if not procured, would not in the aggregate have a material adverse effect on the business, assets, operations or financial condition of the Company or the value of the Collateral or the ability of the Collateral Agent or any purchaser of the Collateral to own, operate, use, sell or otherwise transfer the Collateral.

                      (c) This Security Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it, and each of them, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforceability of creditors' rights generally and by general provisions of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        3.2          Title to Collateral; All Necessary Northeast Licensed
                     Area Assets.

                      (a) Except for the security interests granted to the Collateral Agent pursuant to this Security Agreement, the Company is the sole owner of each item of the Collateral, having good title thereto, free and clear of any and all Liens exclusive of Permitted Liens (as such term is modified in Section 3.3(b) hereof).

                      (b) The Collateral includes all material assets, property interests and rights (including all intellectual property) necessary for the operation of the Company's GEONET systems in the Northeast Licensed Area, such that upon the occurrence of an Event of Default the Collateral Agent or any purchaser of the Collateral could use and operate such GEONET systems in substantially the same manner that such GEONET systems are presently operated by the Company, without (i) violating any law or regulation or any order or decree of any court or governmental instrumentality, except to the extent that FCC Licenses may be needed to use and operate such GEONET systems, (ii) causing or creating a conflict with or a breach of, or a default under, any indenture, mortgage, deed of trust, license agreement, lease, or other agreement or instrument to which any of the Collateral is subject, except for conflicts, breaches or defaults which would not in the aggregate have a material adverse effect on the ability of the Collateral Agent or such purchaser to own, operate, use, sell or otherwise transfer the Collateral, or (iii) obtaining the consent or approval of any governmental authority or other person, except that (A) the transfer of the

FCC Licenses needed to operate such GEONET systems would require the approval of the FCC and (B) the assignment of Leases of Real Estate may require the consent of the lessors, and except for any such consents or approvals which, if not procured, would not in the aggregate have a material adverse effect on the ability of the Collateral Agent or such purchaser to own, operate, use, sell or otherwise transfer the Collateral.

                      (c) All of the leasehold interests and any other rights or assets previously held by the Subsidiaries of Geotek USA (including without limitation the PowerSpectrum Subsidiaries) which are part of, used in connection with or otherwise relate to the Northeast Licensed Area, have been assigned or otherwise transferred to Geotek USA, except for the leases listed on the attached Schedule 10(a).

                      (d) Geotek America owns no leasehold interests or other rights or assets which are part of, used in connection with or otherwise relate to the Northeast Licensed Area except for the leases listed on the attached Schedule 10(b).

         3.3          Validity, Perfection and Priority of Security Interests.

                      (a) By complying with Section 4.1 hereof, Company will have created a valid perfected first priority security interest in favor of the Collateral Agent in all existing Collateral and in all identifiable Proceeds of such Collateral subject only to Permitted Liens (as such term is modified in Section 3.3(b) hereof). Continuing compliance by Company with the provisions of
Section 4.2 hereof will also (i) create valid security interests in all Collateral acquired after the date hereof and in all identifiable Proceeds of such Collateral and (ii) cause such security interests in all Collateral and in all Proceeds which are (A) identifiable cash Proceeds of Collateral covered by financing statements required to be filed hereunder and (B) identifiable Proceeds in which a security interest may be perfected by such filing under the UCC to be, in each case, prior to the claims of a trustee in bankruptcy under the United States Federal Bankruptcy Code.

                      (b) The security interests of the Collateral Agent in the Collateral, as set forth in Section 3.3(a) hereof, rank first in priority, except that the priority of the security interests may be subject to Permitted Liens (exclusive of those Permitted Liens described in paragraphs (g),
(h), (j), (k) and (l) of the definition of Permitted Liens contained in Section
1.01 of the Indenture and exclusive of Liens described in clauses (iii), (iv) and (v) of the proviso set forth in Section 4.10 of the Indenture). Except as described in the immediately preceding sentence, other than financing statements or other similar documents perfecting the security interests or deed of trust liens of the Collateral Agent, no financing statements, deeds of trust, mortgages or similar documents covering all or any part of the Collateral are on file or of record in any government office in any jurisdiction in which such filing or recording would be effective to perfect a security interest in such Collateral, nor is any of the Collateral in the possession of any Person (other than the Company) asserting any claim thereto or security interest therein.

         3.4          Enforceability of Intangibles.

         To the best knowledge of the Company, each Intangible is a valid and binding obligation of the related third party in respect thereof, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general provisions of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and complies with any applicable legal requirements.

         3.5          Place of Business; Location of Collateral.

         The attached Schedule 3 correctly sets forth the Company's (and each of their) chief executive office and principal place of business of the Company, and each of them, and the offices of the Company where records concerning Intangibles are kept. The attached Schedule 4 correctly sets forth the location of all Equipment. Except as otherwise specified in the attached Schedule 4, all Equipment has been located at the address(es) specified on such Schedule 4 at all times during or acquired by the Company within the four-month period prior to the date hereof while owned by the Company, or any of them. No amount payable under or in connection with any of the Collateral is evidenced by promissory notes or other instruments. The leased real estate listed in the attached
Schedule 5 includes all existing Real Estate which constitutes Qualifying Assets. The attached Schedule 6 lists all material Leases constituting Qualifying Assets, provided that for purposes of this Security Agreement, all leased Real Estate shall be considered material.

         3.6          Trade Names.

         Any and all trade names, division names, assumed names or other names under which the Company, or any of them, transacts, or within the four-month period prior to the date hereof has transacted, business are specified on the attached Schedule 7.

         3.7          Patents and Trademarks.

         As of the date hereof, the Company does not have any Patents, Patent Licenses, Trademarks, Trademark Licenses or material Intangibles (whether or not constituting Collateral) other than as described on the attached Schedule 8.

ARTICLE 4.            COVENANTS


         The Company covenants and agrees with the Collateral Agent that until the payment in full of all Obligations, the Company will comply with the following:

         4.1          Perfection of Security Interests.

         At the Collateral Agent's option, either the Collateral Agent or the Company will, at the Company's expense, cause all filings and recordings and other actions specified on the attached Schedule 9 to have been completed on or about the date on which this Security Agreement is executed.

         4.2          Further Actions.

                      (a) At all times after the date of execution of this Security Agreement, the Company will, at its expense, comply with the following:

                              (i) as to all Collateral, it will cause UCC ncing statements and continuation statements to be filed and to be on file in all applicable jurisdictions as required to perfect the security interests granted to the Collateral Agent hereunder, to the extent that applicable law permits perfection of a security interest by filing under the UCC;

                              (ii) as to all Proceeds, it will cause all UCC financing statements and continuation statements filed in accordance with clause (i) above to include a statement or a checked box indicating that Proceeds of all items of Collateral described therein are covered;

                              (iii) as to any amount payable under or in connection with any of the Collateral which shall be or shall become evidenced by any promissory note or other instrument, the Company will immediately pledge and deliver such note or other instrument to the Collateral Agent as part of the Collateral, duly endorsed in a manner satisfactory to the Collateral Agent;

                              (iv) as to all Real Estate acquired after the date hereof which constitute Qualifying Assets, the Company will execute and record such mortgages, deeds of trust or other real estate security documents in such form as shall be reasonably satisfactory to the

         Collateral Agent so as to create a valid first priority perfected lien thereon in favor of the Collateral Agent, subject only to Permitted Liens (as such term is modified in Section 3.3(b) hereof);
         and

                      (b) The Company will, from time to time and at its expense, execute, deliver, file or record such financing statements pursuant to the Uniform Commercial Code, applications for certificates of title and such other statements, assignments, instruments, documents, agreements or other papers and take any other action that may be reasonably necessary, or that the Collateral Agent may otherwise reasonably request, in order to create, preserve, perfect, confirm or validate the security interests created thereby, to enable the Collateral Agent to obtain the full benefits of this Security Agreement or to enable it to exercise and enforce any of its rights, powers and remedies hereunder, including, without limitation, its right to take possession of the Collateral, and will, to the extent required by this Security Agreement, use commercially reasonable efforts to obtain such waivers from landlords and mortgagees as the Collateral Agent may reasonably request.

                      (c) To the fullest extent permitted by law, the Company authorizes the Collateral Agent to sign and file financing and continuation statements and amendments thereto with respect to the Collateral without its signature thereon.

                      (d) The Company will obtain such consents and approvals and take such actions as may be required to effect the assignment and transfer of the leases listed in the attached Schedule 10(a) from the PowerSpectrum Subsidiaries to Geotek USA not later than January 31, 1998. If the Company cannot obtain such consents and approvals by such date, Geotek USA will promptly
(i) cause the PowerSpectrum Subsidiaries to join in this Security Agreement and to execute and deliver to the Collateral Agent such UCC financing statements and take such further actions pursuant to Section 4.2 hereof as may be requested by the Collateral Agent to create and perfect a security interest hereunder in such leases and any other Collateral owned by the PowerSpectrum Subsidiaries, and
(ii) pledge to the Collateral Agent the capital stock of the PowerSpectrum Subsidiaries and take such other actions as the Collateral Agent may reasonably request to grant to the Collateral Agent a first priority perfected lien on such capital stock.

                      (e) The Company will obtain such consents and approvals

and take such actions as may be required to effect the assignment and transfer of the leases listed in the attached Schedule 10(b) from Geotek America to Geotek USA not later than January 31, 1998. If the Company cannot obtain such consents and approvals by such date, Geotek will promptly (i) execute and deliver to the Collateral Agent such UCC financing statements and take such further actions pursuant to Section 4.2 hereof as may be requested by the Collateral Agent to perfect its security interest in such leases and any other Collateral owned by Geotek America, and (ii) pledge to the Collateral Agent the capital stock of Geotek America and take such other actions as the Collateral Agent may reasonably request to grant to the Collateral Agent a first priority perfected lien on such capital stock.

         4.3          Change of Name, Identity or Structure.

         The Company, and each of them, will not change its name, identity or corporate structure in any manner, except that the Company may, after furnishing the Collateral Agent with at least fifteen (15) days advance written notice, effect such a change if and only if it has no adverse impact on any Collateral or the Collateral Agent's security interest therein; provided, however, that no such notice shall be required if the change affects only Subsidiaries of the Company other than Geotek USA or the License Holding Company. The Company, and each of them, will not conduct its business under any trade, assumed or fictitious name unless it shall have given the Collateral Agent at least thirty days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) reasonably necessary or reasonably requested by the Collateral Agent to amend any financing statement or continuation statement relating to the security interests granted hereby in order to preserve such security interests and to effectuate or maintain the priority thereof against all Persons, exclusive of Permitted Liens (as such term is modified in Section 3.3(b) hereof).

         4.4          Place of Business and Collateral.

         The Company, and each of them, will not change the location of (a) its places of business, (b) its chief executive office or (c) the office or other locations where the Company, or any of them, keeps or holds any Collateral or any records relating thereto, from the applicable location listed on the attached Schedules to this Security Agreement unless the Company furnishes to the Collateral Agent 30 days' prior written notice of such change, makes all UCC filings required by Section 4.2 hereof and takes all other action necessary or that the Collateral Agent may reasonably request to preserve, perfect, confirm and protect the security interests granted hereby. The Company will in no event change the location of any Collateral if such change would cause the security interest granted hereby in such Collateral to lapse or cease to be perfected. The Company, and each of them, will at all times maintain its chief executive office within one of the forty-eight contiguous states (other than Maryland or Tennessee) in which Article 9 of the UCC is in effect.

         4.5          Fixtures.

         Except in the ordinary course of business, the Company will not permit any Equipment to become a fixture unless it shall have given the Collateral Agent at least ten days' prior written notice thereof and shall have taken all such action and delivered or caused to be delivered to the Collateral Agent all instruments and documents, including, without limitation, waivers and subordination agreements by any landlords and mortgagees, and filed all financing statements necessary or reasonably requested by the Collateral Agent, to preserve and protect the security interest granted herein and to effectuate or maintain the priority thereof against all Persons, subject to Permitted Liens (as such term is modified in Section 3.3(b) hereof).

         4.6          Maintenance of Records.

         The Company will keep and maintain at its own cost and expense complete books and records relating to the Collateral which are reasonably satisfactory to the Collateral Agent including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all of its other dealings with the Collateral. The Company will, upon written request, mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. For the Collateral Agent's further security, the Company agrees that the Collateral Agent shall have a special property interest in all of the Company's books and records pertaining to the Collateral and Company shall, upon the occurrence of an Event of Default, deliver and turn over copies of any such books and records to the Collateral Agent or to its representatives at any time on demand of the Collateral Agent.

         4.7          Compliance with Laws, etc.

         The Company will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any governmental authority applicable to the Collateral or any part thereof or to the operation of the Company's business except to the extent that the failure to comply would not have a material adverse effect on the financial or other condition of the Company, or any of them; provided, however, that the Company may contest any act, regulation, order, decree or direction in any reasonable manner which shall not in the reasonable opinion of the Collateral Agent materially and adversely affect the Collateral Agent's rights hereunder or the first priority of its security interest in the Collateral.

         4.8          Payment of Taxes, etc.

         The Company will pay promptly when due, all taxes, assessments and governmental charges or levies imposed upon the

Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies), except that no such charge need be paid if (a) the validity thereof is being contested in good faith by appropriate proceedings and (b) such charge is adequately reserved against in accordance with GAAP.

         4.9          Compliance with Terms of Accounts, Contracts and Licenses.

         The Company will perform and comply in all material respects with all of its obligations under all agreements relating to the Collateral to which it is a party or by which it is bound.

         4.10         Limitation on Liens on Collateral.

         The Company will not create, permit or suffer to exist, and will defend the Collateral and the Company's rights with respect thereto against and take such other action as is necessary to remove, any Lien, security interest, encumbrance or claim in or to the Collateral other than the security interests created hereunder, and except for Permitted Liens (as such term is modified in Section 3.3(b) hereof).


         4.11 Limitations on Modifications of Intangibles; No Waivers or Extensions.

         The Company will not (a) amend, modify, terminate or waive any provision of any material Intangible in any manner which would have a materially adverse effect on the value of such Intangible as Collateral, (b) fail to exercise promptly and diligently each and every material right which it may have under each Intangible or (c) fail to deliver to the Collateral Agent a copy of each material demand, notice or document received by it relating in any way to any Intangible. The Company will not, without the Collateral Agent's prior written consent, grant any extension of the amounts due under any material Intangible, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon other than trade discounts granted in the normal course of business, except such as in the reasonable judgment of the Company are advisable to enhance the collectibility thereof.

         4.12         Maintenance of Insurance.

         The Company, and each of them, will maintain with financially sound insurance companies licensed to do business in Pennsylvania, and all other states in which Equipment is located, insurance policies (a) insuring the Equipment against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar business for an amount not less than the replacement value thereof and (b) insuring the Company and the

Collateral Agent against liability for personal injury arising from, and property damage relating to, such Equipment, such policies to be in amounts customary and appropriate for companies engaged in the same or similar business, with losses payable to the Company and the Collateral Agent as their respective interests may appear. The Company shall deliver to the Collateral Agent annually each December 1st an officer's certificate with respect to the adequacy of the insurance coverage on the Equipment.

         4.13         Limitations on Dispositions of Collateral.

                      Except as expressly provided in the Indenture, the Company will not, and will not permit any of its or their Subsidiaries to, directly or indirectly sell, convey, transfer, lease or otherwise dispose of any Collateral.

         4.14         Further Identification of Collateral.

         The Company will annually each December 1st furnish to the Collateral Agent statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral.


         4.15         Notices.

         The Company will advise the Collateral Agent promptly and in reasonable detail (a) of any Lien, security interest, encumbrance or claim, other than a Permitted Lien (as such term is modified in Section 3.3(b) hereof), made or asserted against any of the Collateral, (b) of any material change in the composition of the Collateral, and (c) of the occurrence of any other event which would have a material and adverse effect on the aggregate value of the Collateral or on the security interests granted to the Collateral Agent in this Security Agreement.

         4.16         Right of Inspection.

         The Collateral Agent shall at all times, upon reasonable prior notice, have full and free access during normal business hours to all the books, correspondence and records of the Company, and the Collateral Agent or its representatives may examine the same, take extracts therefrom, make photocopies thereof and have such discussions with officers, employees and public accountants of the Company as the Collateral Agent may deem necessary, and the Company agrees to render to the Collateral Agent, at the Company's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto, and the Company shall be entitled to have a representative present during such examinations. The Collateral Agent and its representatives shall at all times, upon reasonable prior notice, also have the right to enter into and upon any premises during business hours where any of the Equipment is located for the purpose of inspecting the same, observing its use or protecting interests of the Collateral Agent therein.

         4.17         Maintenance of Equipment.

         The Company will, at its expense, generally maintain the Equipment in good operating condition, ordinary wear and tear excepted.

         4.18         Covenants Regarding Patent and Trademark Collateral.

                      (a) At such time as the Company, or any of them, shall acquire any Patents or Trademarks, it will comply with the terms, covenants and warranties of this Section 4.18.

                      (b) The Company (either itself or through licensees) will, unless the Company shall reasonably determine that a Trademark is of negligible economic value to the Company, (i) continue to use each Trademark on each and every Trademark class of goods applicable to its current products and services as reflected in its current catalogs, brochures and price lists in order to maintain each Trademark in full force and free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under each Trademark, (iii) employ each Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of any Trademark and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

                      (c) The Company will not, unless the Company shall reasonably determine that a subject Patent is of negligible economic value to the Company, do any act, or omit to do any act, whereby any Patent may be abandoned or dedicated.

                      (d) The Company shall, unless the Company shall reasonably determine that a subject Patent or Trademark is of negligible economic value to the Company, notify the Collateral Agent immediately if it knows, or has reason to know, that any application or registration relating to any Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution or, or any such determination or development in any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding the Company's ownership of any Patent or Trademark, its right to register the same or keep and maintain the same.

                      (e) In the event the Company, or any of them, or any Subsidiary, either itself or through any agent, employee, licensee or designee, files any application for registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country, it shall promptly inform the Collateral Agent.

                      (f) The Company will, unless the Company shall reasonably determine that a subject Patent or Trademark is of negligible economic value to the Company, take all reasonably necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents and Trademarks, including without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                      (g) If any Patent or Trademark is infringed, misappropriated or diluted by a third party, the Company shall promptly notify the Collateral Agent after it learns thereof and shall, unless the Company shall reasonably determine that such Patent or Trademark is of negligible economic value to the Company, promptly sue for infringement, misappropriation or dilution, seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or to take such other action as the Company shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

         4.19         Reimbursement Obligation.


         Should the Company fail to comply with the provisions of this Security Agreement, the Indenture, the U.S. Pledge Agreement, the Custody Account Pledge Agreement or any other document such that the value of any Collateral or the validity, perfection, rank or value of any security interest granted to the Collateral Agent hereunder or thereunder is thereby diminished or potentially diminished or put at risk (as reasonably determined by the Collateral Agent), the Collateral Agent on behalf of the Company may, but shall not be required to, effect such compliance on behalf of the Company, and the Company shall reimburse the Collateral Agent for the cost thereof within 20 days after receipt of an invoice from the Collateral Agent, and interest shall accrue on such reimbursement obligation from the expiration of such 20 day period until reimbursement thereof in full at a prevailing market rate of interest.

ARTICLE 5.            REMEDIES; RIGHTS UPON DEFAULT

         5.1          UCC Rights.

         If any Event of Default shall have occurred and be continuing, the Collateral Agent may in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, exercise all rights and remedies of a secured party under the UCC and all other rights available to the Collateral Agent at law or in equity.

         5.2          Payments on Collateral.

         Without limiting the rights of the Collateral Agent under any other provision of this Security Agreement, if an Event of Default shall occur and be continuing:

                      (a) all payments received by the Company under or in connection with any of the Collateral shall be held by the Company in trust for the Collateral Agent, shall be segregated from other funds of the Company and shall forthwith upon receipt by the Company be turned over to the Collateral Agent, in the same form as received by the Company (duly endorsed by the Company to the Collateral Agent, if required to permit collection thereof by the Collateral Agent); and

                      (b)     all such payments received by the Collateral
Agent (whether from the Company or otherwise) may, in the sole discretion of the Collateral Agent, be held by the Collateral Agent as collateral security for, and/or then or at any time thereafter applied in whole or in part by the Collateral Agent to the payment of the expenses and Obligations as set forth in
Section 5.10 hereof.

         5.3          Possession of Collateral.

         In furtherance of the foregoing, the Company expressly agrees that, if an Event of Default shall occur and be continuing, the Collateral Agent may (a) by judicial process, or without judicial process if it can be done without breach of the peace, enter any premises where any of such Collateral is or may be located, and without charge or liability to the Collateral Agent seize and remove such Collateral from such premises and (b) have access to and use of the Company's books, records, files and other documents relating to such Collateral. The Company may retain possession of any books, records, files and other documents that do not relate primarily to the Northeast Licensed Area, provided that the Company provides the Collateral Agent with access to and use of all books, records, files and other documents and furnishes to the Collateral Agent such copies thereof as it may from time to time request.

         5.4          Sale of Collateral.

                      (a) The Company expressly agrees that if an Event of Default shall occur and be continuing, the Collateral Agent, without demand of performance or other demand or notice of any kind (except the notice specified below of the time and place of any public or private sale) to the Company or any other Person (all of which demands and/or notices are hereby waived by the Company), may forthwith collect, receive, appropriate and realize upon the Collateral and/or forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral (or contract to do so) or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any office of the Collateral Agent or elsewhere in such manner as is commercially reasonable and as the Collateral Agent may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold. The Company further agrees, at the Collateral Agent's request, to assemble the Collateral, and to make it available to the Collateral Agent at places which the Collateral Agent may reasonably select. To the extent permitted by applicable law, the Company waives all claims, damages and demands against the Collateral Agent arising out of the foreclosure, repossession, retention or sale of the Collateral.

                      (b) Unless the Collateral threatens to decline speedily in value or is of a type customarily sold in a recognized market, the Collateral Agent shall give the Company twenty days' written notice of its intention to make any such public or private sale or sale at a broker's board or on a securities exchange. Such notice shall (i) in the case of a public sale, state the time and place fixed for such sale, (ii) in the case of a sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or any portion thereof being sold, will first be offered for sale and (iii) in the case of a private sale, state the day after which such sale may be consummated. The Collateral Agent shall not be required or obligated to make any such sale pursuant to any such notice. The Collateral Agent may adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Collateral for credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in case of failure of such purchaser to pay for the

Collateral so sold and, in the case of such failure, such Collateral may again be sold upon like notice.

         5.5          Rights of Purchasers.

         Upon any sale of the Collateral (whether public or private) by the Collateral Agent as described in this Security Agreement, the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser (including the Collateral Agent) at any such sale shall hold the Collateral so sold free from any claim or right of whatever kind, except Permitted Liens (as such term is modified in Section 3.3(b) hereof), including any equity or right of redemption of the Company, and the Company, to the extent permitted by law, hereby specifically waives all rights of redemption, including, without limitation, the right to redeem the Collateral under Section 9-506 of the UCC, and any right to a judicial or other stay or approval which it has or may have under any law now existing or hereafter adopted.

         5.6          Intellectual Property.

                      (a) The Company, and each of them, hereby grants to the Collateral Agent, for the benefit of the Securityholders, upon the occurrence and during the continuation of an Event of Default, an irrevocable nonexclusive, royalty-free license or sublicense under all Patents, Licenses and other Intangibles (other than Trademarks) that do not constitute Collateral to provide wireless telecommunications services and related equipment and products in the Northeast Licensed Area, except (in the case of Licenses and other Intangibles) to the extent that the license agreement or other agreement pursuant to which the Company holds such Licenses or other Intangibles requires the consent of the licensor or other third party and the Company is not able (after making commercially reasonable efforts to do so) to obtain such consent; provided, however, that the Company shall not be required to use its efforts to obtain the consent of Rafael Armaments Development Agency ("Rafael") to such a license.

                      (b) The Company, and each of them, hereby authorizes, on behalf of itself and its Subsidiaries, Rafael to grant to the Collateral Agent, for the benefit of the Securityholders, upon the occurrence and during the continuation of an Event of Default, and notwithstanding the exclusivity provisions and other provisions of their respective agreements with Rafael, a license under Rafael's patents, copyrights and other intellectual property rights to design, develop, make and have made, market, distribute and sell equipment and products for use in conjunction with such wireless telecommunications services in the Northeast Licensed Area.

                      (c) The Company, and each of them, hereby grants to the Collateral Agent, for the benefit of the Securityholders, upon the occurrence and during the continuation of an Event of Default, an irrevocable nonexclusive royalty-free license under their intellectual property rights to use the Trademarks that do not constitute Collateral in connection with the provision of wireless telecommunications services and related equipment and products in the Northeast Licensed Area, provided that all goods and services offered, sold or provided in conjunction with the Trademarks shall meet or exceed the quality standards reasonably imposed by Company.

                      (e) The Collateral Agent shall be entitled to assign or sublicense its rights under the licenses in this Section 5.6 in whole or relevant part in connection with any sale or other disposition of Collateral in accordance with this Article 5.

                      (f) The Company, and each of them, hereby grants to any successor of the Company, or any of them (including without limitation any reorganized debtor under a Chapter 11 Plan of Reorganization approved by the Securityholders) the right to use the Patents, Trademarks, copyrights, Licenses and other Intangibles of the Company, and each of them, and its Subsidiaries, subject to the rights of the Collateral Agent under this Agreement.

         5.7          Additional Rights of the Collateral Agent.

                      (a) The Company expressly agrees that if an Event of Default shall occur and be continuing, the Collateral Agent shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Security Agreement and may proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon and sell the Collateral or any part thereof pursuant to the judgment or decree of a court of competent jurisdiction.

                      (b) The Collateral Agent shall, to the extent permitted by law and without regard to the solvency or insolvency at the time of any Person then liable for the payment of any of the Obligations or the then value of the Collateral, and without requiring any bond from any party to such proceedings, be entitled to the appointment of a special receiver or receivers (who may be the Collateral Agent) for the Collateral or any part thereof and for the rents, issues, tolls, profits, royalties, revenues and other income therefrom, which receiver shall have such powers as the court making such appointment shall confer, and to the entry of an order directing that the rents, issues, tolls, profits, royalties, revenues and other income of the property constituting the whole or any part of the Collateral be segregated, sequestered and impounded for the benefit of the

Collateral Agent, and the Company irrevocably consents to the appointment of such receiver or receivers and to the entry of such order.


         5.8          Remedies Not Exclusive.

                      (a) No remedy conferred upon or reserved to the Collateral Agent in this Security Agreement is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law, in equity or by statute.

                      (b) If the Collateral Agent shall have proceeded to enforce any rights, remedy or power under this Security Agreement and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, the Company and the Collateral Agent shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights under this Security Agreement, and thereafter all rights, remedies and powers of the Collateral Agent shall continue as though no such proceedings had been taken.

                      (c) All rights of action under this Security Agreement may be enforced by the Collateral Agent without the possession of any instrument evidencing any Obligation or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Collateral Agent shall be brought in its name and any judgment shall be held as part of the Collateral.

         5.9          Waiver and Estoppel.

                      (a) The Company, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Security Agreement and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety.

                      (b) The Company, to the extent it may lawfully do so, waives presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder) in connection with this Security Agreement and any action taken by the Collateral Agent with respect to the Collateral.

         5.10         Power of Attorney.

         The Company hereby irrevocably constitutes and appoints the Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company, or any of them, or in its own name, from time to time in the Collateral Agent's reasonable discretion for the purpose of carrying out the terms of this Security Agreement at any time (i) upon an occurrence of an Event of Default and during the continuance thereof, or (ii) in the event the

Company, or any of them, fails to promptly perform any of its or their obligations under this Security Agreement following the Collateral Agent's demand for such performance, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives the Collateral Agent the power and right, on behalf of the Company, without notice to or assent by the Company to do the following:

                      (a) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on the Collateral;

                      (b) to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                      (c) upon the occurrence and continuance of any Event of Default, (i) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due and to come due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (ii) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Collateral; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action or proceeding brought against the Company, or any of them, with respect to any Collateral;
(vi) to settle, compromise and adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; (vii) to assign any Patent or Trademark (along with the goodwill of the business to which such Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (viii) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and the Company's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's security interest therein, in order to effect the intent of this Security Agreement, all as fully and effectively as the Company might do.

         The Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.


         5.11         Application of Proceeds.

         All proceeds realized by the Collateral Agent in respect of any or all of the Collateral, including the proceeds of any sale thereof or any cash distributed in respect of any of the Collateral shall be applied against the Obligations in accordance with the Indenture. To the extent permitted by applicable law, the Company shall be liable for any deficiency, and any surplus shall be returned by the Collateral Agent to the person or persons legally entitled thereto.

ARTICLE 6.            MISCELLANEOUS

         6.1          Notices.

         Unless otherwise specified herein, all notices, requests or other communications to any party hereunder shall be in writing and shall be given to such party at its address set forth on the signature pages hereof or any other address which such party shall have specified for the purpose of communications hereunder by notice to the other parties hereunder. Each such notice, request or other communication shall be effective (a) if given by mail, three days after such communication is deposited, certified or registered, in the mails with first class postage prepaid, addressed as aforesaid or (b) if given by other means, when delivered at the address specified in this Section 6.1.

         6.2          No Waivers.

         No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay in exercising any right, power or privilege under this Security Agreement or any document or agreement contemplated hereby shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         6.3          Compensation and Expenses of the Collateral Agent.

         The Company shall pay to the Collateral Agent from time to time upon demand, all of the fees, costs and reasonable out-of-pocket expenses incurred by the Collateral Agent (including, without limitation, the reasonable fees and disbursements of counsel and any amounts payable by the Collateral Agent to any of its agents, whether on account of fees, indemnities or otherwise) (a) arising in connection with the preparation, modification, amendment, waiver or termination of this Security Agreement or any document or agreement contemplated hereby or any consent or waiver hereunder or thereunder or (b) incurred in connection with the sale or other disposition of Collateral hereunder or under any document or agreement contemplated hereby or the preservation, protection or defense of the rights of the Collateral Agent in and to the Collateral.

         6.4          Indemnification.


         The Company, and each of them, shall at all times hereafter indemnify, hold harmless and, on demand, reimburse the Collateral Agent and its subsidiaries, affiliates, successors, assigns, officers, directors, employees and agents, and their respective heirs, executors, administrators, successors and assigns (all of the foregoing parties, including, but not limited to, the Collateral Agent, being hereinafter collectively referred to as the "Indemnities" and individually as an "Indemnitee") from, against and for any and all liabilities, obligations, claims, damages, actions, penalties, causes of action, losses, judgments, suits, costs, expenses and disbursements, including, without limitation, attorney's fees (any and all of the foregoing being hereinafter collectively referred to as the "Liabilities" and individually as a "Liability") which the Indemnitees, or any of them, might be or become subjected, by reason of, or arising out of the preparation, execution, delivery, modification, administration or enforcement of, or performance of the Collateral Agent's rights under, this Security Agreement or any other document, instrument or agreement contemplated hereby or executed in connection herewith; provided that the Company shall not be liable to any Indemnitee for any Liability to the extent caused by the gross negligence or willful misconduct of such Indemnitee. In no event shall any Indemnitee, as a condition to enforcing its rights under this Section 6.4 or otherwise, be obligated to make a claim against any other Person (including, without limitation, the Collateral Agent) to enforce its rights under this Section 6.4.

         6.5          Amendments, Supplements and Waivers.

         No amendment, supplement or waiver of any provision of this Security Agreement or of any right, power or remedy under this Security Agreement shall be effective unless made in accordance with Article Nine of the Indenture.

         6.6          Successors and Assigns.

         This Security Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of the Collateral Agent's and the Securityholders' successors and assigns. Nothing herein is intended or shall be construed to give any Person other than the parties hereto any right, remedy or claim under, to or in respect of this Security Agreement or any Collateral.

         6.7          Limitation of Law; Severability.

                      (a) All rights, remedies and powers provided in this rity Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Security Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.


                      (b)     If any provision hereof is invalid and
forceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.

         6.8          Governing Law.

         This Security Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles.

         6.9          Counterparts; Effectiveness.

         This Security Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. This Security

Agreement shall become effective when the Collateral Agent shall receive counterparts executed by all parties to this Security Agreement.

         6.10         Termination; Survival.

         This Security Agreement shall terminate when the security interests granted hereunder have terminated and the Collateral has been released as provided in Section 2.4 hereof, provided that the obligations of the Company under any of Sections 4.19, 6.3 and 6.4 hereof shall survive any such termination.

         6.11         Entire Agreement.

         This Security Agreement, and the Schedules hereto, constitute the entire understanding of the parties hereto with respect to the transactions contemplated hereby. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Security Agreement.

         6.12         Controlling Terms.

         The parties hereto agree that if any provisions of this Security Agreement shall be more restrictive on the Company than, or conflict with any provisions of, the Indenture, then the provisions of this Security Agreement shall be controlling.

         IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

Addresses:

102 Chestnut Ridge Road                    GEOTEK COMMUNICATIONS, INC.
Montvale, NJ  07645
Attn:  General Counsel
Telecopier:  201-930-9614                  By:
Telephone:   201-930-9305                     --------------------------
                                              Name:
                                              Title:

102 Chestnut Ridge Road                    GEOTEK USA, INC.
Montvale, NJ  07645
Attn:  General Counsel
Telecopier:  201-930-9614                  By:
Telephone:   201-930-9305                     --------------------------
                                              Name:
                                              Title:

102 Chestnut Ridge Road                    GEOTEK AMERICA, INC.
Montvale, NJ  07645
Attn:  General Counsel
Telecopier:  201-930-9614                  By:
Telephone:   201-930-9305                     --------------------------
                                              Name:
                                              Title:

One State Street                           IBJ SCHRODER BANK & TRUST
New York, NY 10004                         COMPANY, as Collateral Agent
New York, NY  10004
Attn:  Corporate Trust and
       Agency Administration
Telecopier:  212-858-2952                  By:
Telephone:   212-858-2529                    ----------------------------
                                             Name: Stephen J. Giurlando
                                             Title: Assistant Vice President